UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2019

The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	SJM	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On November 13, 2019, The J. M. Smucker Company (the “Company”) issued a press release announcing that Mark R. Belgya, Vice Chair and Chief Financial Officer, will retire from the Company on September 1, 2020. The Company also announced that, effective May 1, 2020, Mr. Belgya will be succeeded as the Chief Financial Officer by Tucker H. Marshall, Vice President, Finance. Effective November 25, 2019, Mr. Marshall will become an elected officer and assume the position of Senior Vice President and Deputy Chief Financial Officer. Effective May 1, 2020, Mr. Marshall will assume the position of Chief Financial Officer, and Mr. Belgya will continue in the position of Vice Chair until his retirement on September 1, 2020.

In addition, on November 13, 2019, the Company announced that David J. Lemmon, President, Pet Food and Pet Snacks, is no longer an executive officer of the Company, effective immediately. The Company anticipates that it will enter into a separation agreement with Mr. Lemmon upon his departure as an employee of the Company on December 6, 2019.

(c)    As noted above, effective May 1, 2020, Tucker H. Marshall, 43, the Company’s Vice President, Finance, will assume the position of Chief Financial Officer. Mr. Marshall has been the Company’s Vice President, Finance since May 2016 and, prior to that time, he served as Vice President, Financial Planning and Analysis since June 2014 and Director, Corporate Finance since July 2012.

Mr. Marshall’s compensation as Chief Financial Officer has not been determined at this time but will be established by the Executive Compensation Committee of the Company’s Board of Directors prior to May 1, 2020. The Company anticipates that Mr. Marshall’s base salary and short-term cash incentive and long-term equity incentive opportunities as a percentage of base salary will be consistent with those previously provided for the Chief Financial Officer of the Company. Mr. Marshall will also participate in all employee plans and benefits consistent with other senior executives of the Company.

There is no arrangement or understanding between Mr. Marshall and any other persons pursuant to which he was elected to his new position with the Company, and there is no family relationship between Mr. Marshall and any directors or executive officers of the Company. Mr. Marshall is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Item 8.01     Other Events.
The Company also announced that, effective November 25, 2019, Robert D. Ferguson, Senior Vice President, Supply Chain, will assume the position of Senior Vice President, Pet Food and Pet Snacks (Interim) and Supply Chain; Amy C. Held, Senior Vice President, Corporate Strategy, M&A and International, will assume the position of Chief Strategy and International Officer; Jeannette L. Knudsen, Senior Vice President, General Counsel and Secretary, will assume the position of Chief Legal and Compliance Officer and Secretary; Jill R. Penrose, Senior Vice President, Human Resources and Corporate Communications, will assume the position of Chief People and Administrative Officer; Geoff E. Tanner, Senior Vice President, Growth and Consumer Engagement, will assume the position of Chief Marketing and Commercial Officer; and Lindsey A. Tomaszewski, Vice President, Talent and Organization Excellence, will become an elected officer and assume the position of Senior Vice President, Human Resources.

Copies of the press releases issued by the Company, each dated November 13, 2019, announcing these organizational changes are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference into this Item 8.01.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release issued by the Company, dated November 13, 2019, announcing Chief Financial Officer succession plan
99.2	Press Release issued by the Company, dated November 13, 2019, announcing executive leadership changes
101.INS	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Senior Vice President, General Counsel and Secretary
Date:  November 13, 2019